Exhibit 23

INDEPENDENT AUDITORS’ CONSENT

The Board of Directors

Harte-Hanks, Inc.:

We consent to incorporation by reference in the registration statements (No. 333-63105, No. 33-51723, No. 33-54303, No. 333-03045, No. 333-30995, No. 333-41370 and No. 333-90022) on Form S-8 of Harte-Hanks, Inc. of our report dated January 28, 2004 relating to the consolidated balance sheets of Harte-Hanks, Inc. and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations, cash flows and stockholders’ equity and comprehensive income for each of the years in the three-year period ended December 31, 2003, and related financial statement schedule, which report appears in the December 31, 2003 annual report on Form 10-K of Harte-Hanks, Inc.

As discussed in Note A to the Consolidated Financial Statements, the Company adopted the provisions of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” as of January 1, 2002.

/s/ KPMG LLP

San Antonio, Texas

March 15, 2004